Exhibit 10.8

Exclusive Technical Consultation and Management Service Agreement

This Exclusive Technical Consultation and Management Service Agreement (the “Agreement”) is entered into on 28 January 2013 by and between:

Party A:	Shanghai Qiniu Network Technology Co., Ltd.
Address:	Room 1203-15, 6 Weide Road, Yangpu District, Shanghai
Legal representative:	Shiwei Xu

Party B:	Kongshan Network Technology (Shanghai) Co., Ltd.
Address:	Room B224, Building 4, 2118 Guanghua Road, Minhang District, Shanghai
Legal representative:	Shiwei Xu

Whereas:

1.                   Party A is a limited liability company registered in the People’s Republic of China (“China”), which is engaged in technology development, technical consultation, technology transfer and technical services in the fields of network technology, computer hardware and information technology, and computer network system engineering services.

2.                   Party B is a wholly foreign-owned enterprise duly established and validly existing within the territory of the People’s Republic of China, which is engaged in the development, design and production of computer software, network technology development and design, and sales of self-produced products, and provides relevant technical consultation and technical services.

3.                   The Parties agree that Party B will be the exclusive provider of technical consultation and related management services to Party A, and Party A agrees to accept the technical consultation and services to be provided by Party B.

Accordingly, through friendly negotiation, the Parties agree as follows:

1.                      Exclusive Technical Consultation and Management Services

1.1                During the term of the Agreement, Party A agrees that Party B, as the exclusive provider of technical consultation and related management services to Party A, will provide Party A with the technical consultation and management services as set forth in Exhibit 1 to the Agreement. Party A also agrees that Party A will not accept any third party’s technical consultation and related management services for the above business during the term of the Agreement, without the prior written consent of Party B.

1.2                During the term of the Agreement, Party A shall submit a request to Party B within a reasonable time after determining the necessary technical support to be provided by Party B, and Party B shall complete the technical work of the plan within the time as agreed by the Parties after receiving the request, and submit the completed technical support to Party A by the means as agreed by the Parties.

1.3           For all intellectual property rights arising from the performance of the Agreement, including but not limited to any technology and software, whether developed by Party B itself, or developed by Party A based on Party B’s intellectual property rights, or developed by Party B based on Party A’s intellectual property rights, Party B shall have the sole and exclusive rights thereof, and Party A shall not claim any rights, titles and interests and intellectual property rights therein against Party B.

1.4           Where the development is carried out by Party B based on Party A’s intellectual property rights, Party A shall ensure that there is no defect in the intellectual property rights, otherwise, Party A shall be liable for Party B’s losses arising therefrom. Where Party B shall assume the liability for compensation to any third party thereby, after making such compensation, Party B shall have the right to recover all its losses from Party A.

1.5           Taking into account the good cooperative relationship between the Parties, Party A undertakes that in the case that it intends to conduct any business cooperation with other companies, it shall obtain the consent of Party B, and under the same conditions, Party B or its affiliates shall have the priority to cooperate.

2.                   Calculation and Payment of Technical Consultation and Service Fees

2.1                      Service fees: the Parties agree that Party B will provide Party A with the services described herein within the term of the Agreement, and that Party A’s service fees will be determined and paid in accordance with the methods listed in Exhibit 2 Methods for Calculation and Payment of Service Fees.

2.2                      Party B, at its own expense, shall have the right to appoint its employees or a certified public accountant in China or other countries (“Party B’s Authorized Representative”) to check Party A’s accounts in order to verify the calculation method and amount of service fees. For this purpose, Party A shall provide Party B’s Authorized Representative with the documents, accounts, records, data, etc. required by Party B’s Authorized Representative, so that Party B’s Authorized Representative can audit Party A’s accounts and determine the amount of service fees. The amount of service fees shall be subject to the amount determined by Party B’s Authorized Representative. Party B shall have the right to issue a bill to Party A at any time after Party B’s Authorized Representative has issued the auditor’s report, requesting Party A to pay the unpaid service fee. Party A shall make the payment within 7 working days after receiving the bill.

3.                   Representations and Warranties

3.1                      Party A hereby represents and warrants as follows:

3.1.1                    Party A is a company duly registered, validly existing and in good standing under the laws of China.

3.1.2                    Party A’s execution and performance of the Agreement are within its corporate power and business scope; and it has taken necessary corporate actions to properly authorize it, and the execution and performance hereof does not violate the restrictions of any laws and contracts that are binding or have an effect on it. Once the Agreement is executed, it shall constitute a legal, valid, binding obligation of Party A and can be enforceable against Party A in accordance with the provisions of the Agreement;

3.2                      Party B hereby represents and warrants as follows:

3.2.1                               Party B is a company duly registered, validly existing and in good standing under the laws of China.

3.2.2                               Party B’s service content does not violate any applicable laws, regulations or government policies.

3.2.3                               Party B’s execution and performance of the Agreement are within its corporate power and business scope; and it has taken necessary corporate actions to properly authorize it, and the execution and performance hereof does not violate the restrictions of any laws and contracts that are binding or have an effect on it. Once the Agreement is executed, it shall constitute a legal, valid, binding obligation of Party B and can be enforceable against Party B in accordance with the provisions of the Agreement;

4.                  Intellectual Property Rights and Confidentiality Clause

4.1              Party A agrees to use its best efforts to adopt various reasonable confidentiality measures for Party B’s confidential materials and information (the “Confidential Information”); and, once the Agreement is terminated, Party A shall return any files, materials or software containing the Confidential Information to Party B as requested by Party B, or destroy them by itself, and delete any Confidential Information from all relevant memory devices, and shall not continue to use the Confidential Information. Without the written consent of Party B, Party A shall not disclose, give or transfer the Confidential Information to any third party.

4.2              Confidential Information means any form of trade secrets, proprietary information and other materials and information belonging to Party B or its clients, customers, consultants, sublicensors or affiliates, and held by Party B in a confidential manner. Confidential Information includes, but is not limited to, computer software, Party B’s online catalog, business plans and ideas, product development, inventions, service design, creative design, pictures, text, sound, video, multimedia information, customer data, market information, financial information, scientific research information, and any and all intellectual property or industrial property rights owned by Party B, and include other information that Party B or any of its clients, customers, consultants, sublicensors or affiliates consider or treat as confidential. Notwithstanding the foregoing provisions, Confidential Information does not include the information that Party B discloses to the public without restrictions or that is widely known to the public for other reasons.

The Parties agree that this clause will continue to be effective regardless of whether the Agreement is changed, canceled or terminated.

Party A undertakes that if Party A is in breach of the provisions of the above clause, it shall compensate Party B for the economic losses arising therefrom.

5.                  Compensation

Unless otherwise provided in the Agreement, where Party A does not perform in whole, or suspends the performance of, its obligations under the Agreement, and fails to correct it within 30 days of receiving the other party’s notice, or where any of Party A’s representations and warranties turns out untrue, it will constitute Party A’s default.

5.1              Where Party A does not follow Party B’s instructions, or any person makes any claim due to Party A’s improper use of Party B’s intellectual property rights or due to Party A’s improper technical operations, Party A shall be wholly liable therefor. Where Party A finds that anyone is using Party B’s intellectual property rights without legal authorization, Party A shall forthwith notify Party B thereof and cooperate with Party B in any actions taken by Party B.

5.2              Party B shall indemnify, defend and hold Party A harmless from and against any and all losses, damages, obligations and expenses due to any litigation, compensation or other requirements against Party A arising from or caused by the content of services provided by Party B.

5.3              Party A shall indemnify, defend and hold Party B harmless from and against any and all losses, damages, obligations and expenses due to any litigation, compensation or other requirements against Party B arising from or caused by the content of Party A’s request.

5.4              Where Party A fails to pay Party B the service fee on time in line with the time and methods as agreed by the Parties, Party A shall pay Party B the liquidated damages levied at 0.05% of the late payment amount for each day so delayed in accordance with the attached Methods for Calculation and Payment of Service Fees.

6.                      Entry into Force

6.1              The Agreement is executed and takes effect on the date first written above. The Agreement is valid for 10 years, unless early rescinded by Party B. Prior to the expiry of the Agreement, at the request of Party B, the Parties shall extend the term of the Agreement to continue to perform the Agreement, or enter into another exclusive technical consultation and management service agreement as requested by Party B.

7.                      Termination

7.1              During the term of the Agreement, Party A shall not terminate the Agreement early, otherwise it shall compensate Party B for all losses arising therefrom and pay relevant service fees for the completed services. Party B shall have the right to terminate the Agreement at any time by giving a 30-day prior written notice to Party A.

7.2              Clauses surviving the termination of the Agreement: after the Agreement terminates, the rights and obligations of the Parties under Articles 4, 5 and 8 will survive.

8.                      Application of Law and Settlement of Disputes

8.1              The conclusion, validity, construction and performance of the Agreement shall be governed by the laws of the People’s Republic of China.

8.2              When the Parties have a dispute over the construction and performance of the provisions of the Agreement, the Parties shall settle the dispute in good faith through negotiation. If negotiation fails, either Party may file the dispute with the Beijing Arbitration Commission for arbitration in accordance with its arbitration rules in effect at that time. The language used in the arbitration is Chinese. The arbitration award shall be final and binding on the Parties.

9.                      Force Majeure

9.1               Where the performance of the Agreement is delayed or prevented due to any “force majeure event”, the Party affected by the force majeure event shall not assume any liability under the Agreement only for the part so delayed or prevented. “Force majeure event” means any event that is beyond the reasonable control of a Party and is still unavoidable by the affected Party with due care and attention, including but not limited to government action, act of God, fire, explosion, geographical change, storm, floods, earthquake, tide, lightning or war. However, insufficient credit, funds or financing shall not be regarded as matters beyond the reasonable control of a Party. A Party affected by a “force majeure event” and seeking to be exempt from performance under the Agreement or any clause of the Agreement shall notify the other party of the exemption as soon as possible and inform the other party of the steps to be taken to complete the performance.

9.2               A Party affected by force majeure shall not assume any liabilities under the Agreement, but only if the affected Party uses its reasonable and practicable efforts to perform the Agreement, the Party seeking exemption from liability can obtain the exemption from the performance, and such exemption is only limited to the part that is delayed or prevented thereby. Once the reasons for such exemption of liability are corrected and remedied, the Parties agree to use their best efforts to resume performance under the Agreement.

10.               Assignment of the Agreement

10.1        Without the prior written consent of Party B, Party A shall not transfer any rights and obligations it has and assumes under the Agreement to any third party.

10.2        Party B may transfer any rights and obligations it has and assumes under the Agreement to its affiliates. For the purpose of the Agreement, the aforesaid affiliates mean enterprises controlled by Party B, or controlling Party B, or under common control of a third party with Party B. For the purpose of this article, control means the influence of an entity that directly or indirectly determines and/or directs the operation and management of another entity, regardless of whether such influence is formed by holding equity in the controlled enterprise or formed through an agreement arrangement with the controlled enterprise. Party B shall notify Party A in writing at least 20 days in advance of such transfer.

11.               Severability of the Agreement

Where any provision of the Agreement is invalid or unenforceable due to inconsistency with relevant law, the provision shall be deemed invalid only within the governance of the relevant law, and shall not affect the legal effect of other provisions of the Agreement.

12.               Modification and Supplement to the Agreement

The Agreement may be modified, supplemented and extended by the Parties through written agreement. The modification agreement and supplementary agreement related to the Agreement that have been properly executed by the Parties constitute an integral part of the Agreement and have the same legal effect as the Agreement.

13.               This Agreement is executed in duplicate, with either party holding one counterpart respectively, all of which are equally authentic.

IN WITNESS WHEREOF, the Parties have made their authorized representatives to execute the Agreement on the date first written above.

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Party A: Shanghai Qiniu Network Technology Co., Ltd.	Party B: Kongshan Network Technology (Shanghai) Co., Ltd.
(seal) Shanghai Qiniu Network Technology Co., Ltd.	(seal) Kongshan Network Technology (Shanghai) Co., Ltd.

Legal representative (authorized representative):	Legal representative (authorized representative):

Shiwei Xu(sig.)	Shiwei Xu(sig.)
Shiwei Xu	Shiwei Xu

Execution Page

Exhibit 1

Technical Consultation and Service Content List

Exhibit 2

Methods for Calculation and Payment of Service Fees